                             EXHIBIT 7 TO FORM T-1

                              REPORT OF CONDITION
                                   (ATTACHED)

SUNTRUST BANK             Call Date:    03/31/2001  State #:  130330  FFIEC 031
P.O. BOX 4418 CENTER 832  Vendor ID:    D            Cert #:  00867        RC-1
ATLANTA, GA 30302         Transit #:    61000104
                                                                      ----------
                                                                            11
                                                                      ----------
     Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2001

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

     Schedule RC - Balance Sheet                                                                                           C400

     Dollar Amounts in Thousands
     ----------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                               RCFC
    a.  Noninterest bearing balances and currency and coin (1)...........................................  0081      3,752,683  1.a
    b.  Interest-bearing balances (2)....................................................................  0071        253,289  1.b
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A).......................................  1754              0  2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D).....................................  1773     17,660,633  2.b
3.  Federal funds sold and securities purchased under agreements to resell...............................  1350      2,339,417  3
4.  Loans and lease financing receivables:                                              RCFD
                                                                                        ----
    a.  Loans and leases, net of unearned income (from Schedule RC-C).................  2122  70,147,551                        4.a
    b.  LESS: Allowance for loan and lease losses.....................................  3123     854,744                        4.b
    c.  LESS:  Allocated transfer risk reserve........................................  3128           0                        4.c
        d.  Loans and leases, net of unearned income, allowance, and reserve                               RCFD
                                                                                                           ----
         (item 4.a minus 4.b and 4.c)....................................................................  2125     69,292,807  4.d
5.  Tracing assets (from Schedule RC-D)..................................................................  3545        586,751  5.
6.  Premises and fixed assets (including capitalized leases).............................................  2145      1,297,516  6.
7.  Other real estate owned f(from Schedule RC-V)........................................................  2150         34,863  7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).............  2130              0  8.
9.  Customers' liability to this bank on acceptances outstanding.........................................  2155        103,607  9.
10. Intangible assets....................................................................................  2143                 10.
    a.  Goodwill.........................................................................................  3163        257,967  10.a
    b.  Other intangible assets from Schedule RC-M.......................................................  0428        377,437  10.b
11. Other assets (from Schedule RC-F)........... ........................................................  2160      2,134,204  11.
12. Total assets (sum of items 1 through 11).... ........................................................  2170    100,442,885  12.

     ____________
     (1) Includes cash items in process of collection and unposted debits.
     (2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK             Call Date:    03/31/2001  State #:  130330  FFIEC 031
P.O. BOX 4418 CENTER 832  Vendor ID:    D            Cert #:  00867        RC-1
ATLANTA, GA 30302         Transit #:    61000104
                                                                      ----------
                                                                           12
                                                                      ----------

           Schedule RC - Continued
                                                     Dollar Amounts in Thousands
           ---------------------------------------------------------------------

LIABILITIES
13.  Deposits:                                                                                                                RCON
                                                                                                                              ----
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1):           RCON                    2200
                                                                                                      ----
                                                                                                              ------------
         (1)  Noninterest-bearing (1)....................................................             6831      9,032,006
                                                                                                              ------------
         (2)  Interest-bearing...........................................................             6636     49,000,407
                                                                                                              ------------
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                        RCFN
                                                                                                                              ----
         (from Schedule RC-E, part II)...................................................             RCFN                    2200
                                                                                                      ----
                                                                                                              ------------
         (1)  Noninterest-bearing........................................................             6631              0
                                                                                                              ------------
         (2)  Interest-bearing...........................................................             6636      4,984,307     RCFD
                                                                                                              ------------    ----

14.  Federal funds purchased and securities sold under agreements to repurchase.........                                      2800

                                                                                                                              RCFD
                                                                                                                              ----
15.  Trading liabilities (from Schedule RC-D)...........................................                                      3548

16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):
     a.  With a remaining maturity of one year or less..................................                                      3190

17.  Not applicable.....................................................................
18.  Bank's liability on acceptances executed and outstanding...........................                                      2920

19.  Subordinated notes and debentures(2)...............................................                                      3200

20.  Other liabilities (from Schedule RC-G).............................................                                      2930

21.  Total liabilities (sum of items 13 through 20).....................................                                      2943

22.  Minority interest in consolidated subsidiaries.....................................                                      3000

     EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus......................................                                      3838

24.  Common stock.......................................................................                                      3230

25.  Surplus (exclude all surplus related to preferred stock)...........................                                      3839

26.  a.  Retained earnings..............................................................                                      3632

     b.  Accumulated other comprehensive income (3).....................................                                      B530

27.  Other equity capital components (4)................................................                                      A130

28.  Total equity capital (sum of items 23 through 27)..................................                                      3210

29.  Total liabilities and equity capital (sum of items 21 and 28)......................                                      3300

LIABILITIES
13.  Deposits:
                                                                                                            --------------
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1):                   58,032,413      13.a
                                                                                                            --------------
                                                                                                                              13.a.1
         (1)  Noninterest-bearing (1)....................................................

         (2)  Interest-bearing...........................................................                                     13.a.2

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                        13.b
                                                                                                            --------------
         (from Schedule RC-E, part II)...................................................                      4,984,307
                                                                                                            --------------

         (1)  Noninterest-bearing........................................................                                     13.b.1

         (2)  Interest-bearing...........................................................                                     13.b.2

                                                                                                            --------------
14.  Federal funds purchased and securities sold under agreements to repurchase.........                      14,214,221      14
                                                                                                            --------------

                                                                                                            --------------
15.  Trading liabilities (from Schedule RC-D)...........................................                               0      15.a
                                                                                                            --------------
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):
                                                                                                            --------------
     a.  With a remaining maturity of one year or less..................................                       9,862,320      16.a
                                                                                                            --------------
17.  Not applicable.....................................................................
                                                                                                            --------------
18.  Bank's liability on acceptances executed and outstanding...........................                         103,607      18
                                                                                                            --------------
19.  Subordinated notes and debentures(2)...............................................                       1,493,549      19
                                                                                                            --------------
20.  Other liabilities (from Schedule RC-G).............................................                       2,712,568      20
                                                                                                            --------------
21.  Total liabilities (sum of items 13 through 20).....................................                      91,513,985      21
                                                                                                            --------------
22.  Minority interest in consolidated subsidiaries.....................................                         166,493      22
                                                                                                            --------------
     EQUITY CAPITAL
                                                                                                            --------------
23.  Perpetual preferred stock and related surplus......................................                               0      23
                                                                                                            --------------
24.  Common stock.......................................................................                          21,600      24
                                                                                                            --------------
25.  Surplus (exclude all surplus related to preferred stock)...........................                       2,516,538      25
                                                                                                            --------------
26.  a.  Retained earnings..............................................................                       5,262,819      26.a
                                                                                                            --------------
     b.  Accumulated other comprehensive income (3).....................................                         961,450      26.b
                                                                                                            --------------
27.  Other equity capital components (4)................................................                               0      27
                                                                                                            --------------
28.  Total equity capital (sum of items 23 through 27)..................................                       8,762,407      28
                                                                                                            --------------
29.  Total liabilities and equity capital (sum of items 21 and 28)......................                     100,442,885      29
                                                                                                            --------------

   Memorandum
   To be reported only with the March Report of Condition.
1. Indicated in the box at the right the number of the statement below that best describes the most
   comprehensive level of auditing work performed for the bank by independent external auditors as of             RCFD     Number
                                                                                                                  ----  --------
   any date during 2000.....................................................................................      6724         2 M.1
                                                                                                                        --------
1= Independent audit of the bank conducted in accordance with                 5.= Directors' examination of the bank performed by
   generally accepted auditing standards by a certified public                    other external auditors (may be required by state
   accounting firm which submits a report on the bank                             chartering authority)
2= Independent audit of the bank's parent holding company conducted           6=  Review of the bank's financial statements by
   in accordance with generally accepted auditing standards by a                  external auditors
   certified public accounting firm which submits a report on the
   consolidated holding company (but not on the bank separately)              7=  Compilation of the bank's financial statements by
3= Director's examination of the bank conducted in accordance                     external auditors
   with generally accepted auditing standards by a certified
   public accounting firm (may be required by state chartering authority)     8=  Other audit procedures (excluding tax preparation
4= Directors' examination of the bank conducted in accordance with                work)
   generally accepted auditing standards by a certified public accounting
   firm (may be required by state chartering authority)                       9=  No external audit work

     _______________
     (1) Includes total demand deposits and noninterest-bearing time and savings deposits
     (2)  Includes limited-life preferred stock and related surplus.
     (3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
     (4) Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

                                     -14-